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                                             EXHIBIT 99.1

AIRGAS, INC. NAMES SCOTT MELMAN CHIEF FINANCIAL OFFICER


      RADNOR, PA, MAY 26, 1998 -- Airgas, Inc. (NYSE-ARG) announced the appointment of Scott M. Melman, 41, as Vice President and Chief Financial
Officer effective today. Mr. Melman, who had been Vice President and Chief
Administrative Officer, succeeds Thomas C. Deas, Jr. who is leaving Airgas and will be pursuing other interests.

      "This appointment recognizes Scott's strong financial background as well as his administrative and leadership skills," said Peter
McCausland, Chief
Executive Officer of Airgas. "We look forward to Scott's broadened contributions as Airgas progresses toward its goal of becoming a multi-billion dollar, world-class distribution company."

      Mr. Melman joined Airgas as Controller in 1986 and became Vice President and Chief Administrative Officer in 1995. Prior to joining Airgas, Mr. Melman was Controller for Integrated Circuit Systems, Inc. and, before that, was Tax
Manager at KPMG Peat Marwick LLP. A native of Philadelphia, he is a graduate of Drexel University.

      Airgas is the largest distributor of industrial, medical and specialty gases and related equipment in North America with over $1.5 billion in sales.
Its distributor network includes approximately 700 locations in 43 states,
Canada and Mexico.

      CONTACT: James R. Rapp at 610-902-6224. Airgas, Inc.'s press releases are available through CompanyNews On-Call by fax, 800-758-5804, ext. 025050,
or at http://www.prnewswire.com and the company's web site at http://www.airgas.com.

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